[Wells Fargo Funds Letterhead]

**URGENT REMINDER**

January 31, 2002

Dear Shareholder:

    We previously mailed to you proxy materials relating to the Special Meeting of Shareholders of your Wells Fargo fund scheduled for March 8, 2002. Your vote for this important meeting has not yet been received.

    We encourage you to utilize one of the following options today for recording your vote promptly:

1) Vote by Telephone: Call the toll free number listed on your voting instruction form. Have the 12-digit control number found on your voting instruction form ready when prompted.

2) Vote by Internet: Go to www.proxyvote.com, enter the 12-digit control number listed on your voting instruction form and follow the instructions on the site.

3) Vote by Mail: Sign and date your card. Mail in the postage-paid return envelope provided.

    For the reasons set forth in the Proxy Statement, your Board Members unanimously recommend a vote FOR the proposal and believe the proposal is in the best interest of shareholders of the Funds.

    If you have any questions regarding the proxy, please call the Fund's proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-290-6424.

Sincerely,

C. David Messman

Secretary

Wells Fargo Funds Trust

Wells Fargo Variable Trust